                                                                      Exhibit 1.
                           VOTING INSTRUCTIONS FORM

                     JOHN HANCOCK VARIABLE SERIES TRUST I

   PLEASE SIGN, DATE AND RETURN ALL VOTING INSTRUCTION FORMS RECEIVED IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE

        THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE TRUSTEES FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE SMALL/MID CAP GROWTH FUND -
   AUGUST 20, 1999 - 10:00 A.M. EASTERN TIME, 197 CLARENDON STREET, BOSTON,
                                 MASSACHUSETTS

     A Special Meeting of Shareholders of the Small/Mid Cap Growth Fund of the John Hancock Variable Series Trust I will be held at the office of John Hancock Variable Life Insurance Company, 197 Clarendon Street, Boston, Massachusetts, (telephone 1-800-732-5543) at 10:00 a.m. Eastern Time, on Friday, August 20, 1999. By signing and dating below, you instruct the persons named below to, and they will, vote the proposal below as marked or, if not marked, to vote "FOR" the proposal below, and to use their discretion to vote any other matter incident to the conduct of the Special Meeting. If you do not intend personally to attend the Special Meeting, please complete, detach and mail this form in the enclosed envelope at once.

     Thomas J. Lee and Michele G. Van Leer, and each of them, with power of substitution in each, are hereby instructed to vote the shares held in the Fund attributable to the undersigned at the Special Meeting of Shareholders and at any adjournment thereof.

                                Date:_____________________________________
                                Please be sure to sign and date this proxy.

                                __________________________________________

                                __________________________________________
                                      Signature(s) of Shareholder(s)

     A Special Meeting of Shareholders of the Small/Mid Cap Growth Fund (the "Fund") of the John Hancock Variable Series Trust I (the "Series Trust") will be held at the office of John Hancock Variable Life Insurance Company, 197 Clarendon Street, Boston, Massachusetts (telephone 1-800-732-5543) at 10:00 a.m. on Friday, August 20, 1999 for the following purpose:

Proposal 1.  Approval of a new sub-investment       For      Against     Abstain
management agreement among the Series Trust,
John Hancock, and Wellington Management Company,    [_]        [_]         [_]
LLP, relating to the Small/Mid Cap Growth Fund.